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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Outdoor Systems, Inc. on Form S-3 of our report dated February 3, 1998, except for the last paragraph of Note 5, for which the date is March 17, 1998 appearing in the Annual Report on Form 10-K of Outdoor Systems, Inc. for the year ended December 31, 1997, and incorporated by reference in the Amendment No. 1 on Form 10-K/A, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.




DELOITTE & TOUCHE
Phoenix, Arizona
May 26, 1998